Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
GRI Bio, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table I - Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(c)	4,134,201 (1)	$1.515 (2)	$6,263,315	0.00014760	$924.47	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amount					$6,263,315		$924.47
	Total Fees Previously Paid							$924.47 (3)
	Total Fee Offsets							-
	Net Fee Due							-
(1) The amount registered consists of up to (i) 1,269,210 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the exercise of Series A-1 Warrants, (ii) 814,467 shares of Common Stock issuable upon the exercise of Series A-1 Warrants, which Series A-1 Warrants are issuable upon exercise of Series T Warrants, (iii) 814,467 shares of Common Stock issuable upon the exercise of Series A-2 Warrants, which Series A-2 Warrants are issuable upon exercise of Series T Warrants, (iv) 814,467 shares of Common Stock issuable upon the exercise of Series T Warrants, and (v) 421,590 shares of Common Stock issued upon the exercise of Exchange Warrants, to be offered by the selling stockholder named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) The proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock quoted on the Nasdaq Capital Market on October 10, 2023.
(3) Paid in previous filing.
2